Vaquero Partners LLC
                              1330 Post Oaks Blvd.
                                   Suite 1600
                              Houston, Texas 77056

                                                         As of December 28, 2003

Seitel Data Ltd.
10811 S. Westview Circle Drive
#100, Bldg. C
Houston, Texas 77043

      Re: Library Card Purchase Agreement dated September 26, 2003

Gentlemen:

      Pursuant to the Agreement referenced above, we are to make payments to you of $80,000 on or before December 29, 2003 and $180,000 on or before February 26, 2004. Such obligation is evidenced by our promissory note to you also dated September 26, 2003 (the "Note").

      We hereby request that the Agreement and the Note be amended as follows:

      "Payment of all amounts outstanding shall be made as follows: (i) $10,000 on or before April 5, 2004, (ii) $10,000 on or before May 5, 2004, (iii) and the balance of $240,000 on or before June 30, 2004."

      All other terms of the Agreement and Note shall remain in full force and effect.

      Please acknowledge your consent and approval to this amendment by signing a copy of this letter and by returning it to me at your earliest convenience.

                                                     Very truly yours,

                                                     VAQUERO PARTNERS LLC


                                                     By: /s/ Alan Gaines
                                                         -----------------------
                                                         Alan Gaines, Manager

ACCEPTED AND AGREED:

SEITEL DATA, LTD.


By: /s/ Kevin P. Callaghan
    ----------------------------
    Name:  Kevin P. Callaghan
    Title: Executive VP